Exhibit 99.1
NEWS RELEASE
Independent Bank Corporation
4200 East Beltline
Grand Rapids, MI 49525
616.527.5820

For Release:	Immediately
Contact:	William B. Kessel, President and CEO, 616.447.3933 Gavin A. Mohr, Chief Financial Officer, 616.447.3929
INDEPENDENT BANK CORPORATION REPORTS 2024 FOURTH QUARTER RESULTS

Fourth Quarter Highlights

Highlights for the fourth quarter of 2024 include:
•An increase in net interest income of $1.0 million (2.4%) over the third quarter of 2024;
•A net interest margin of 3.45% (eight basis point increase from the linked quarter)
•A return on average assets and a return on average equity of 1.39% and 16.31%, respectively;
•Net growth in loans of $96.5 million (or 9.7% annualized) from September 30, 2024; and
•The payment of a 24 cent per share dividend on common stock on November 15, 2024.

GRAND RAPIDS, Mich., January 23, 2025 - Independent Bank Corporation (NASDAQ: IBCP) reported fourth quarter 2024 net income of $18.5 million, or $0.87 per diluted share, versus net income of $13.7 million, or $0.65 per diluted share, in the prior-year period. For the year ended December 31, 2024, the Company reported net income of $66.8 million, or $3.16 per diluted share, compared to net income of $59.1 million, or $2.79 per diluted share, in 2023.

William B. (“Brad”) Kessel, the President and Chief Executive Officer of Independent Bank Corporation, commented: “Our fourth-quarter performance marked the culmination of another remarkable year, with our organization excelling on the fundamentals. I am especially pleased to report a notable 10% annualized growth rate in our loan portfolio for the fourth quarter of 2024, driven by an impressive 24% annualized growth rate in our commercial loan portfolio. This strong performance enabled us to achieve a $1 million increase in net interest income for the linked quarter, contributing to a healthy net interest margin of 3.45%. Our credit metrics remain outstanding, with watch credits and non-performing assets near historic lows. I am incredibly proud of our team's dedication and efforts throughout 2024, which translated into exceptional full-year results. We achieved balanced growth on both sides of the balance sheet, with total loan growth of 7% and core deposit growth of 5%. For the year, we delivered a return on average assets (ROAA) of 1.27%, a return on average equity (ROAE) of 15.66%, earnings per share (EPS) growth of 13%, and 13% growth in tangible book value per share (TBVPS). Looking ahead to 2025, we remain optimistic about sustaining these growth trends. Our confidence is bolstered by a robust commercial loan pipeline, the proven track record of our core team of professionals, and our on-going strategic initiative to attract and integrate talented bankers into our organization. Additionally, I am pleased our Board of Directors approved an 8% increase in our quarterly dividend in January, 2025 marking the twelfth consecutive annual increase for our shareholders.”

Significant items impacting comparable 2024 and 2023 results include the following:
•Changes in the fair value due to price of capitalized mortgage loan servicing rights (the “MSR Changes”) of  $6.5 million ($0.24 per diluted share, after taxes) and $4.5 million ($0.17 per diluted share, after taxes) for the three-month and full-year ended December 31, 2024, respectively, as compared to $(3.6) million ($(0.14) per diluted share, after taxes) and $(0.3) million ($(0.01) per diluted share, after taxes) for the three-months and full-year ended December 31, 2023, respectively.
•The provision for credit losses was an expense of $2.2 million ($0.08 per diluted share, after taxes) and expense of $4.5 million ($0.17 per diluted share, after tax) in the fourth quarter and full year ended December 31, 2024, respectively, as compared to a credit of $(0.6) million ($(0.02) per diluted share, after taxes) and expense of $6.2 million ($0.23 per diluted share, after tax) in the fourth quarter and full year ended December 31, 2023, respectively.
Operating Results
The Company’s net interest income totaled $42.9 million during the fourth quarter of 2024, an increase of $2.7 million, or 6.8% from the year-ago period, and up $1.0 million, or 2.4%, from the third quarter of 2024. The Company’s tax equivalent net interest income as a percent of average interest-earning assets (the “net interest margin”) was 3.45% during the fourth quarter of 2024, compared to 3.26% in the year-ago period, and 3.37% in the third quarter of 2024. The year-over-year quarterly increase in net interest income was due to an increase in the net interest margin and an increase in average earnings assets. Average interest-earning assets were $5.01 billion in the fourth quarter of 2024, compared to $4.93 billion in the year ago quarter and $4.99 billion in the third quarter of 2024.
For the year ended December 31, 2024, net interest income totaled $166.2 million, an increase of $9.9 million, or 6.3% from the prior year ended December 31, 2023. The Company’s net interest margin for the year ended December 31, 2024 was 3.38% compared to 3.26% in 2023. The increase in net interest income for the year ended December 31, 2024 compared to 2023 reflects an increase in average interest- earning assets as well as an increase in the net interest margin.
Non-interest income totaled $19.1 million and $56.4 million, respectively, for the fourth quarter and full year of 2024, compared to $9.1 million and $50.7 million in the respective, comparable year ago periods. These changes were primarily due to variances in mortgage banking related revenues.
Net gains on mortgage loans in the fourth quarters of 2024 and 2023, were approximately $1.7 million and $2.0 million, respectively. The decrease in net gains on mortgage loans was due to lower profit margins on mortgage loan sales that was partially offset by an increase in the volume of mortgage loans sold. For the full year of 2024, net gains on mortgage loans totaled $6.6 million compared to $7.4 million in 2023. The decrease in net gains on mortgage loans was due to a combination of a lower loan sale margin on mortgage loan sales and a decrease in the volume of mortgage loans sold.
Mortgage loan servicing, net, generated a gain of $7.8 million and a loss of $2.4 million in the fourth quarters of 2024 and 2023, respectively. For the full year of 2024 and 2023, mortgage loan servicing, net, generated income of $9.4 million and $4.6 million, respectively. The significant variances in mortgage loan servicing, net is primarily due to changes in the fair value of capitalized mortgage loan servicing rights attributed to an increase in interest rates that resulted in a decrease in prepayment speeds and a higher earnings rate on escrow deposits. Mortgage loan servicing, net activity is summarized in the following table:

	Three months ended		Twelve months ended
	12/31/2024	12/31/2023	12/31/2024	12/31/2023
	(In thousands)
Mortgage loan servicing, net:
Revenue, net	$2,233	$2,216	$8,914	$8,828
Fair value change due to price	6,519	(3,644)	4,540	(280)
Fair value change due to pay-downs	(991)	(1,014)	(4,007)	(3,922)
Total	$7,761	$(2,442)	$9,447	$4,626

On December 5, 2024 the company executed a letter of intent to sell approximately $971 million (27.8% of total servicing portfolio) of mortgage servicing rights to a third party. This sale represents approximately $13.5 million (27.4%) of the total capitalized mortgage loan servicing right asset. This transaction is expected to close in the first quarter of 2025. There was no financial impact in the fourth quarter of 2024 related to the execution of this letter of intent.

Non-interest expenses totaled $37.0 million in the fourth quarter of 2024, compared to $31.9 million in the year-ago period. For the full year of 2024, non-interest expenses totaled $135.1 million versus $127.1 million in 2023. The increase is primarily due to higher incentive based compensation attributed to higher expected payout levels, salary increases related to adjustments made at the beginning of the year as well as additions to the commercial lending team. The increase in data processing is primarily due to core data processor annual asset growth and CPI related cost increases as well as new solutions implemented during this time frame.
The Company recorded an income tax expense of $4.3 million and $16.3 million in the fourth quarter and full year of 2024, respectively. This compares to an income tax expense of $4.2 million and $14.6 million in the fourth quarter and full year of 2023, respectively.
Asset Quality
A breakdown of non-performing loans by loan type is as follows:

	12/31/2024	12/31/2023	12/31/2022
Loan Type	(Dollars in thousands)
Commercial	$54	$28	$38
Mortgage	7,005	6,425	4,745
Installment	733	970	598
Sub total	7,792	7,423	5,381
Less - government guaranteed loans	1,790	2,191	1,660
Total non-performing loans	$6,002	$5,232	$3,721
Ratio of non-performing loans to total portfolio loans	0.15%	0.14%	0.11%
Ratio of non-performing assets to total assets	0.13%	0.11%	0.08%
Ratio of allowance for credit losses to total non-performing loans	989.32%	1044.69%	1409.16%
The provision for credit losses was an expense of $2.2 million and a credit of $0.6 million in the fourth quarters of 2024 and 2023, respectively. The provision for credit losses was an expense of $4.5 million and $6.2 million in the full year of 2024 and 2023, respectively. The quarterly provision for credit losses in 2024, was primarily impacted by the growth in commercial loans that was partially offset by a decrease in allocation rates due to subjective factors. The Company recorded loan net charge-offs of $0.3 million and $0.2 million in the fourth quarters of 2024 and 2023, respectively. At December 31, 2024, the allowance for credit losses totaled $59.4 million, or 1.47% of total portfolio loans compared to $54.7 million, or 1.44% of total portfolio loans at December 31, 2023.
Balance Sheet, Liquidity and Capital
Total assets were $5.34 billion at December 31, 2024, an increase of $74.4 million from December 31, 2023. Loans, excluding loans held for sale, were $4.04 billion at December 31, 2024, compared to $3.79 billion at December 31, 2023. This increase is primarily due to growth in commercial and mortgage loans that were partially offset by a decrease in installment loans. Deposits totaled $4.65 billion at December 31, 2024, an increase of $31.2 million from December 31, 2023. This increase is primarily due to growth in savings and interest-bearing checking, reciprocal, and time deposit account balances that were partially offset by decreases in non-interest bearing and brokered time deposits.
Cash and cash equivalents totaled $119.9 million at December 31, 2024, versus $169.8 million at December 31, 2023. Securities available for sale (“AFS”) totaled $559.2 million at December 31, 2024, versus $679.4 million at December 31, 2023.
Total shareholders’ equity was $454.7 million at December 31, 2024, or 8.52% of total assets compared to $404.4 million or 7.68% at December 31, 2023. Tangible common equity totaled $424.9 million at December 31, 2024, or $20.33 per share compared to $374.1 million or $17.96 per share at December 31, 2023. The increase in shareholder equity as well as tangible common equity are primarily the result of earnings retention and a decline in accumulated other comprehensive loss related to unrealized losses on securities available for sale.

The Company’s wholly owned subsidiary, Independent Bank, remains significantly above “well capitalized” for regulatory purposes with the following ratios:

Regulatory Capital Ratios	12/31/2024	12/31/2023	Well Capitalized Minimum

Tier 1 capital to average total assets	9.58%	8.80%	5.00%
Tier 1 common equity to risk-weighted assets	11.74%	11.21%	6.50%
Tier 1 capital to risk-weighted assets	11.74%	11.21%	8.00%
Total capital to risk-weighted assets	12.99%	12.46%	10.00%
At December 31, 2024, in addition to liquidity available from our normal operating, funding, and investing activities, we had unused credit lines with the FHLB and FRB of approximately $1.08 billion and $501.8 million, respectively. We also had approximately $517.2 million in fair value of unpledged securities AFS and HTM at December 31, 2024 which could be pledged for an estimated additional borrowing capacity at the FHLB and FRB of approximately $483.8 million.
Share Repurchase Plan
On December 17, 2024, the Board of Directors of the Company authorized the 2025 share repurchase plan. Under the terms of the 2025 share repurchase plan, the Company is authorized to purchase up to 1,100,000 shares, or approximately 5% of its then outstanding common stock. The repurchase plan is authorized to last through December 31, 2025. The Company did not repurchase any shares of common stock during 2024.
Earnings Conference Call
Brad Kessel, President and CEO, Gavin A. Mohr, CFO and Joel Rahn, EVP – Commercial Banking will review the quarterly results in a conference call for investors and analysts beginning at 11:00 am ET on Thursday, January 23, 2025.
To participate in the live conference call, please dial 1-833-470-1428 (Access Code # 213949). Also, the conference call will be accessible through an audio webcast with user-controlled slides via the following site/URL: https://events.q4inc.com/attendee/519785754.
A playback of the call can be accessed by dialing 1-866-813-9403 (Access Code # 178534). The replay will be available through January 30, 2025.
About Independent Bank Corporation
Independent Bank Corporation (NASDAQ: IBCP) is a Michigan-based bank holding company with total assets of $5.3 billion. Founded as First National Bank of Ionia in 1864, Independent Bank Corporation operates a branch network across Michigan's Lower Peninsula through one state-chartered bank subsidiary. This subsidiary (Independent Bank) provides a full range of financial services, including commercial banking, mortgage lending, investments and insurance. Independent Bank Corporation is committed to providing exceptional personal service and value to its customers, stockholders and the communities it serves.
For more information, please visit our Web site at: IndependentBank.com.
Forward-Looking Statements
This presentation contains forward-looking statements, which are any statements or information that are not historical facts. These forward-looking statements include statements about our anticipated future revenue and expenses and our future plans and prospects.

Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated. For example, deterioration in general business and economic conditions or turbulence in domestic or global financial markets could adversely affect our revenues and the values of our assets and liabilities, reduce the availability of funding to us, lead to a tightening of credit, and increase stock price volatility. Our results could also be adversely affected by changes in interest rates; increases in unemployment rates; deterioration in the credit quality of our loan portfolios or in the value of the collateral securing those loans; deterioration in the value of our investment securities; legal and regulatory developments; changes in customer behavior and preferences; breaches in data security; and management’s ability to effectively manage the multitude of risks facing our business. Key risk factors that could affect our future results are described in more detail in our Annual Report on Form 10-K for the year ended December 31, 2023 and the other reports we file with the SEC, including under the heading “Risk Factors.” Investors should not place undue reliance on forward-looking statements as a prediction of our future results.

Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Consolidated Statements of Financial Condition

	December 31,
	2024	2023
	(unaudited)
	(In thousands, except share amounts)
Assets
Cash and due from banks	$56,984	$68,208
Interest bearing deposits	62,898	101,573
Cash and Cash Equivalents	119,882	169,781
Securities available for sale	559,182	679,350
Securities held to maturity (fair value of $301,860 at December 31, 2024 and $318,606 at December 31, 2023)	339,436	353,988
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	16,099	16,821
Loans held for sale, carried at fair value	7,643	12,063
Loans
Commercial	1,937,364	1,679,731
Mortgage	1,516,726	1,485,872
Installment	584,735	625,298
Total Loans	4,038,825	3,790,901
Allowance for credit losses	(59,379)	(54,658)
Net Loans	3,979,446	3,736,243
Other real estate and repossessed assets, net	938	569
Property and equipment, net	37,492	35,523
Bank-owned life insurance	53,855	54,341
Capitalized mortgage loan servicing rights, carried at fair value	46,796	42,243
Other intangibles	1,488	2,004
Goodwill	28,300	28,300
Accrued income and other assets	147,547	132,500
Total Assets	$5,338,104	$5,263,726

Liabilities and Shareholders’ Equity
Deposits
Non-interest bearing	$1,013,647	$1,076,093
Savings and interest-bearing checking	1,995,314	1,905,701
Reciprocal	907,031	832,020
Time	628,285	524,325
Brokered time	109,811	284,740
Total Deposits	4,654,088	4,622,879
Other borrowings	45,009	50,026
Subordinated debt	39,586	39,510
Subordinated debentures	39,796	39,728
Accrued expenses and other liabilities	104,939	107,134
Total Liabilities	4,883,418	4,859,277

Shareholders’ Equity
Preferred stock, no par value, 200,000 shares authorized; none issued or outstanding	—	—
Common stock, no par value, 500,000,000 shares authorized; issued and outstanding: 20,895,714 shares at December 31, 2024 and 20,835,633 shares at December 31, 2023	318,777	317,483
Retained earnings	205,853	159,108
Accumulated other comprehensive loss	(69,944)	(72,142)
Total Shareholders’ Equity	454,686	404,449
Total Liabilities and Shareholders’ Equity	$5,338,104	$5,263,726

INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations

	Three Months Ended			Twelve Months Ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31,
				2024	2023
	(unaudited)
INTEREST INCOME	(In thousands, except per share amounts)
Interest and fees on loans	$58,346	$58,410	$54,333	$228,585	$197,725
Interest on securities
Taxable	4,417	4,502	5,646	18,883	23,314
Tax-exempt	2,905	3,404	3,434	13,100	13,209
Other investments	1,310	2,018	1,948	6,208	5,429
Total Interest Income	66,978	68,334	65,361	266,776	239,677
INTEREST EXPENSE
Deposits	22,546	24,462	23,111	92,694	75,075
Other borrowings and subordinated debt and debentures	1,581	2,018	2,139	7,834	8,273
Total Interest Expense	24,127	26,480	25,250	100,528	83,348
Net Interest Income	42,851	41,854	40,111	166,248	156,329
Provision for credit losses	2,217	1,488	(617)	4,468	6,210
Net Interest Income After Provision for Credit Losses	40,634	40,366	40,728	161,780	150,119
NON-INTEREST INCOME
Interchange income	3,294	4,146	3,336	13,992	13,996
Service charges on deposit accounts	2,976	3,085	3,061	11,870	12,361
Net gains (losses) on assets
Mortgage loans	1,705	2,177	1,961	6,579	7,436
Equity securities at fair value	—	(8)	—	2,685	—
Securities available for sale	(14)	(145)	—	(428)	(222)
Mortgage loan servicing, net	7,761	(3,130)	(2,442)	9,447	4,626
Other	3,399	3,383	3,181	12,217	12,479
Total Non-interest Income	19,121	9,508	9,097	56,362	50,676
NON-INTEREST EXPENSE
Compensation and employee benefits	22,886	20,048	19,049	84,955	78,965
Data processing	3,688	3,379	2,909	13,579	11,862
Occupancy, net	1,953	1,893	1,933	7,806	7,908
Interchange expense	1,131	1,149	1,110	4,504	4,332
Furniture, fixtures and equipment	928	932	974	3,762	3,756
Advertising	1,198	581	879	3,058	2,165
FDIC deposit insurance	729	664	796	2,870	3,005
Legal and professional	849	687	585	2,566	2,208
Loan and collection	606	657	456	2,474	2,174
Communications	462	519	535	2,095	2,406
Costs (recoveries) related to unfunded lending commitments	303	113	348	(373)	424
Other	2,254	1,961	2,304	7,800	7,914
Total Non-interest Expense	36,987	32,583	31,878	135,096	127,119
Income Before Income Tax	22,768	17,291	17,947	83,046	73,676
Income tax expense	4,307	3,481	4,204	16,256	14,609
Net Income	$18,461	$13,810	$13,743	$66,790	$59,067
Net income per common share
Basic	$0.88	$0.66	$0.66	$3.20	$2.82
Diluted	$0.87	$0.65	$0.65	$3.16	$2.79

INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Selected Financial Data

	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
	(unaudited)
	(Dollars in thousands except per share data)
Three Months Ended
Net interest income	$42,851	$41,854	$41,346	$40,197	$40,111
Provision for credit losses	2,217	1,488	19	744	(617)
Non-interest income	19,121	9,508	15,172	12,561	9,097
Non-interest expense	36,987	32,583	33,333	32,193	31,878
Income before income tax	22,768	17,291	23,166	19,821	17,947
Income tax expense	4,307	3,481	4,638	3,830	4,204
Net income	$18,461	$13,810	$18,528	$15,991	$13,743

Basic earnings per share	$0.88	$0.66	$0.89	$0.77	$0.66
Diluted earnings per share	0.87	0.65	0.88	0.76	0.65
Cash dividend per share	0.24	0.24	0.24	0.24	0.23

Average shares outstanding	20,893,820	20,896,019	20,901,741	20,877,067	20,840,680
Average diluted shares outstanding	21,122,096	21,115,273	21,105,387	21,079,607	21,049,030

Performance Ratios
Return on average assets	1.39%	1.04%	1.44%	1.24%	1.04%
Return on average equity	16.31	12.54	17.98	15.95	14.36
Efficiency ratio (1)	59.09	62.82	61.49	60.26	64.27

As a Percent of Average Interest-Earning Assets (1)
Interest income	5.37%	5.48%	5.45%	5.34%	5.29%
Interest expense	1.92	2.11	2.05	2.04	2.03
Net interest income	3.45	3.37	3.40	3.30	3.26

Average Balances
Loans	$3,994,661	$3,909,954	$3,849,199	$3,810,526	$3,764,752
Securities	912,073	933,750	944,435	999,140	1,027,240
Total earning assets	5,007,566	4,985,842	4,893,367	4,910,669	4,928,697
Total assets	5,300,368	5,275,623	5,181,317	5,201,452	5,233,666
Deposits	4,655,091	4,616,119	4,531,917	4,561,645	4,612,797
Interest bearing liabilities	3,717,483	3,689,684	3,611,972	3,627,446	3,635,771
Shareholders' equity	450,214	438,077	414,549	403,225	379,614
(1)Presented on a fully tax equivalent basis assuming a marginal tax rate of 21%.

INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Selected Financial Data (continued)

	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
	(unaudited)
	(Dollars in thousands except per share data)
End of Period
Capital
Tangible common equity ratio	8.00%	8.08%	7.63%	7.41%	7.15%
Tangible common equity ratio excluding accumulated other comprehensive loss	9.10	8.99	8.76	8.57	8.31
Average equity to average assets	8.49	8.30	8.00	7.75	7.25
Total capital to risk-weighted assets (2)	14.24	14.25	14.21	13.85	13.71
Tier 1 capital to risk-weighted assets (2)	12.07	12.06	12.01	11.65	11.50
Common equity tier 1 capital to risk-weighted assets (2)	11.19	11.16	11.09	10.73	10.58
Tier 1 capital to average assets (2)	9.86	9.63	9.59	9.29	9.03
Common shareholders' equity per share of common stock	$21.76	$21.65	$20.60	$19.88	$19.41
Tangible common equity per share of common stock	20.33	20.22	19.16	18.44	17.96
Total shares outstanding	20,895,714	20,893,800	20,899,358	20,903,677	20,835,633

Selected Balances
Loans	$4,038,825	$3,942,287	$3,851,889	$3,839,965	$3,790,901
Securities	898,618	932,312	936,194	963,577	1,033,338
Total earning assets	5,024,083	4,964,784	4,979,555	4,949,496	4,954,696
Total assets	5,338,104	5,259,268	5,277,500	5,231,255	5,263,726
Deposits	4,654,088	4,626,875	4,614,328	4,582,414	4,622,879
Interest bearing liabilities	3,764,832	3,682,482	3,694,025	3,677,060	3,676,050
Shareholders' equity	454,686	452,369	430,459	415,570	404,449
(2)December 31, 2024 are Preliminary.

Reconciliation of Non-GAAP Financial Measures
Independent Bank Corporation
Independent Bank Corporation believes non-GAAP measures are meaningful because they reflect adjustments commonly made by management, investors, regulators and analysts to evaluate the adequacy of common equity and performance trends.  Tangible common equity is used by the Company to measure the quality of capital.
Reconciliation of Non-GAAP Financial Measures

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
	(Dollars in thousands)
Net Interest Margin, Fully Taxable Equivalent ("FTE")

Net interest income	$42,851	$40,111	$166,248	$156,329
Add: taxable equivalent adjustment	389	178	902	900
Net interest income - taxable equivalent	$43,240	$40,289	$167,150	$157,229
Net interest margin (GAAP) (1)	3.42%	3.25%	3.36%	3.24%
Net interest margin (FTE) (1)	3.45%	3.26%	3.38%	3.26%

(1)Quarter to date are Annualized.

Tangible Common Equity Ratio

	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
	(Dollars in thousands)
Common shareholders' equity	$454,686	$452,369	$430,459	$415,570	$404,449
Less:
Goodwill	28,300	28,300	28,300	28,300	28,300
Other intangibles	1,488	1,617	1,746	1,875	2,004
Tangible common equity	424,898	422,452	400,413	385,395	374,145
Addition:
Accumulated other comprehensive loss for regulatory purposes	64,146	52,454	65,030	65,831	66,344
Tangible common equity excluding other comprehensive loss adjustments	$489,044	$474,906	$465,443	$451,226	$440,489

Total assets	$5,338,104	$5,259,268	$5,277,500	$5,231,255	$5,263,726
Less:
Goodwill	28,300	28,300	28,300	28,300	28,300
Other intangibles	1,488	1,617	1,746	1,875	2,004
Tangible assets	5,308,316	5,229,351	5,247,454	5,201,080	5,233,422
Addition:
Net unrealized losses on available for sale securities and derivatives, net of tax	64,146	52,454	65,030	65,831	66,344
Tangible assets excluding other comprehensive loss adjustments	$5,372,462	$5,281,805	$5,312,484	$5,266,911	$5,299,766

Common equity ratio	8.52%	8.60%	8.16%	7.94%	7.68%
Tangible common equity ratio	8.00%	8.08%	7.63%	7.41%	7.15%
Tangible common equity ratio excluding other comprehensive loss	9.10%	8.99%	8.76%	8.57%	8.31%

Tangible Common Equity per Share of Common Stock:

Common shareholders' equity	$454,686	$452,369	$430,459	$415,570	$404,449
Tangible common equity	$424,898	$422,452	$400,413	$385,395	$374,145
Shares of common stock outstanding (in thousands)	20,896	20,894	20,899	20,904	20,836

Common shareholders' equity per share of common stock	$21.76	$21.65	$20.60	$19.88	$19.41
Tangible common equity per share of common stock	$20.33	$20.22	$19.16	$18.44	$17.96
The tangible common equity ratio removes the effect of goodwill and other intangible assets from capital and total assets.  Tangible common equity per share of common stock removes the effect of goodwill and other intangible assets from common shareholders’ equity per share of common stock.